UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction

of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On December 16, 2010, Tower Bancorp, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company will issue and sell to the Underwriters 2,198,840 shares of the Company’s common stock, no par value per share (the “Common Stock”). The public offering price of the Common Stock is $20.25 per share. The Company has also granted the Underwriters a 30-day option to purchase up to 329,826 additional shares to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties, and covenants that are valid as among the parties and as of the date of entering into the Underwriting Agreement, and are not factual information to investors about the Company. The Company expects to close the sale of Common Stock on December 21, 2010, subject to customary closing conditions.

The shares of Common Stock were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to shelf registration statements filed with the Securities and Exchange Commission on Form S-3 (File No. 333-161272 and File No. 333-171180) (collectively, the “Registration Statement”). The offer and sale of the Common Stock is being made under the Company’s prospectus, dated August 17, 2009, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated December 16, 2010.

Pursuant to the Underwriting Agreement, the directors and executive officers of the Company entered into agreements substantially in the form included in the Underwriting Agreement providing for a 90-day “lock-up” period pursuant to which they agreed, subject to certain exceptions, not to: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Tower common stock or any securities convertible into or exchangeable or exercisable for Tower common stock, whether now owned or hereafter acquired by the subject director or executive officer or with respect to which the director or executive officer has or hereafter acquired the power of disposition, or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Tower common stock, whether any such swap, hedge or transaction is to be settled by delivery of shares of the Tower common stock or other securities, in cash or otherwise, without the prior written consent of Keefe, Bruyette & Woods, Inc.

The 90 day lock-up period will automatically be extended if (1) during the period beginning on the date that is 15 calendar days plus 3 business days before the last day of the 90 day lock-up period, we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the 90-day lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, in which event the lock-up period shall automatically be extended and the restrictions described above shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the occurrence of the material news or material event occurs, as applicable, unless Keefe, Bruyette & Woods, Inc. waives, in writing, such extension. Keefe, Bruyette & Woods, Inc. may release any of the securities subject to these lock-up agreements at any time without notice.

In connection with the issuance and sale of the Common Stock, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1), (ii) the opinion of Rhoads & Sinon LLP as to the legality of the shares of Common Stock (Exhibit 5.1), (iii) the consent of Rhoads & Sinon LLP (Exhibit 23.1), and (iv) certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.2).

Item 8.01	Other Events.

On December 16, 2010, the Company issued a press release announcing the pricing of the Common Stock referenced in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 16, 2010, between Tower Bancorp, Inc. and Keefe, Bruyette & Woods, Inc., as representative of the underwriters.

5.1	Opinion of Rhoads & Sinon LLP regarding the legality of the securities offered.

23.1	Consent of Rhoads & Sinon LLP (included in Exhibit 5.1).

99.1	Press Release dated December 16, 2010.

99.2	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date: December 16, 2010	By:	/S/ ANDREW S. SAMUEL
Andrew S. Samuel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 16, 2010, between Tower Bancorp, Inc. and Keefe, Bruyette & Woods, Inc., as representative of the underwriters.

5.1	Opinion of Rhoads & Sinon LLP regarding the legality of the securities offered.

23.1	Consent of Rhoads & Sinon LLP (included in Exhibit 5.1).

99.1	Press Release dated December 16, 2010.

99.2	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.